Exhibit 99.1

FOR:	PW Eagle, Inc.
222 South Ninth Street, Suite 2880
Minneapolis, MN 55402
(Nasdaq-NMS: “PWEI”)

CONTACT: William H. Spell
Chief Executive Officer, PW Eagle, Inc.
612/305-0339

PW EAGLE REPORTS THIRD QUARTER EARNINGS
Company Reports Increased Earnings and EBITDA

MINNEAPOLIS — October 22, 2002 — PW Eagle, Inc. (Nasdaq-NMS: “PWEI”) today reported its financial results for the three months and nine months ended September 30, 2002. A summary of the unaudited results for the third quarter and for the nine months ending September 30, 2002 and 2001 is set forth in the following table:

Income Statement Information
(In thousands, except for per share amounts)

	Three months ended September 30, (unaudited)		Nine months ended September 30, (unaudited)
	2002	2001	2002	2001
Net sales	$63,539	$65,510	$193,023	$197,818
Gross profit	$16,846	$3,975	$41,507	$23,960
Net income (loss)	$4,083	$(5,303)	$4,614	$(7,215)

Basic earnings (loss) per share	$.61	$(.79)	$.69	$(.99)
Diluted earnings (loss) per share	$.43	$(.79)	$.49	$(.99)

EBITDA	$11,424	$(3,351)	$22,588	$4,178

William H. Spell, PW Eagle Chief Executive Officer, stated, “We are extremely pleased to report that we experienced excellent operating results for the third quarter. As we discussed in our press release on September 3, 2002, the solid financial performance experienced in the second quarter continued and actually improved in the third quarter. Selling prices and margins were higher in the third quarter resulting in increased earnings and EBITDA.”

Spell added, “We also mentioned in our September 3 press release that demand for our products softened during the third quarter. We believe this reduction in demand was in part due to our customers decreasing their inventory levels. The fourth quarter is historically our weakest quarter and generally results in a loss. We expect to experience a traditional fourth quarter this year. Nevertheless, we do anticipate that our financial performance for the fourth quarter of 2002 will be stronger than the fourth quarter of both 2000 and 2001. In addition, we expect to finish this year with a much stronger balance sheet and more liquidity than last year.”

Looking to next year, Mr. Spell concluded, “Given current industry conditions, we are optimistic looking forward to 2003. We believe that inventory levels in our industry at year end will be lower than normal throughout the system. We also anticipate that, due to shortages in the raw materials for PVC resin, the demand for PVC resin may be greater than the supply of PVC resin next year if the economy continues at its current level or improves. The anticipated combination of low inventories at the beginning of the year and some tightness in the supply of PVC resin make us optimistic that 2003 could be a good year for PW Eagle and the industry. In any case, we expect to experience the normal seasonality of our business and our results will remain highly dependent on the performance of the economy as a whole and particularly within our market areas. “

Third Quarter 2002 Webcast & Conference Call

PW Eagle will hold its third quarter 2002 webcast and conference call on Thursday, October 24, 2002 at 11:00 Central Time to discuss third quarter 2002 results. The conference call will be available live on the Internet at www.pweagleinc.com. The call will also be archived at that location for one week following its original webcast. The conference call telephone number is (800) 289-0569. Please use537062 as the confirmation code to access the call and call five to ten minutes before the beginning of the conference.

INFORMATION AND STATEMENTS IN THIS PRESS RELEASE MAY CONTAIN FORWARD-LOOKING INFORMATION AND ACTUAL RESULTS MAY DIFFER

Statements that PW Eagle, Inc. may publish, including those in this announcement that are not strictly historical are “forward looking” statements made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements made in this press release regarding the Company’s beliefs and expectations that: (i) some of the decrease in demand in the third quarter was the result of a reduction in inventory by the Company’s customers; (ii) the financial performance for the fourth quarter of this year will be a loss, but will be stronger than the fourth quarter of either 2000 or 2001; (iii) the Company expects to finish this year with a much stronger balance sheet and more liquidity than last year; (iv) inventory levels in the industry at year end will be lower than normal throughout the system; (v) there may be shortages of raw materials for PVC resin and the demand for PVC resin may be greater than the supply of PVC resin; (vi) the combination of low inventories at the beginning of the year and some tightness in the supply of PVC resin makes us optimistic that 2003 could be a good year for the Company and the industry; (vii) the Company will experience the normal seasonality; and (viii) the Company’s results will remain highly dependent on the performance of the economy as a whole and particularly within the Company’s market areas are forward-looking statements made under the safe harbor provisions of the Private Securities Litigation Reform Act. These statements involve known and unknown risks and uncertainties that may cause the actual results to differ materially from those expected and forecasted in this press release. Actual results could differ as a result of: (i) a further slowdown of economic growth in the United States, particularly west of the Mississippi; (ii) an increase in interest rates; (iii) a decline in the construction of commercial and residential building; (iv) a greater than expected decline in our raw material prices; (v) a greater supply of PVC and PE pipe than market demand for such products caused by cyclical fluctuations in the supply and demand for pipe; (vi) adverse weather conditions; (vii) an oversupply of pipe inventory; (viii) an increased availability of the raw materials for PVC resin; (x) a slowdown in the worldwide economy; and (x) other risks described from time to time in our periodic reports.

About the Company

PW Eagle, Inc. is a leading extruder of PVC pipe and polyethylene tubing products. The Company operates eight manufacturing facilities in the midwestern and western United States. PW Eagle’s common stock is traded on the Nasdaq National Market under the symbol “PWEI”.

- financials follow -

PW EAGLE, INC.
CONDENSED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2002	2001	2002	2001
NET SALES	$63,539	$65,510	$193,023	$197,818
COST OF GOODS SOLD	46,693	61,535	151,516	173,858

Gross profit	16,846	3,975	41,507	23,960

OPERATING EXPENSES:
Selling expenses	5,643	6,487	18,922	19,197
General and administrative expenses	1,995	1,733	6,989	6,195
Nonrecurring expenses (benefit)	—	1,185	—	1,185

	7,638	9,405	25,911	26,577

OPERATING INCOME	9,208	(5,430)	15,596	(2,617)

NON-OPERATING EXPENSES (INCOME):
Interest expense	2,577	2,823	8,375	8,746
Other (income), net	13	341	(257)	329

	2,590	3,164	8,118	9,075

INCOME (LOSS) BEFORE INCOME TAXES	6,618	(8,594)	7,478	(11,692)

INCOME TAX EXPENSE (BENEFIT)	2,535	(3,291)	2,864	(4,477)

NET INCOME (LOSS)	$4,083	$(5,303)	$4,614	$(7,215)

NET INCOME (LOSS) PER COMMON SHARE:
Basic	$.61	$(.79)	$.69	$(.99)

Diluted	$.43	$(.79)	$.49	$(.99)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,721	6,703	6,713	7,286
Diluted	9,405	6,703	9,378	7,286

PW EAGLE, INC.
CONDENSED BALANCE SHEETS
(In thousands, except for shares and per share amounts)

ASSETS	SEPTEMBER 30, 2002	DECEMBER 31, 2001
	(Unaudited)
Current assets:
Cash and cash equivalents	$1,255	$624
Accounts receivable, net	22,701	12,918
Inventories	41,133	33,390
Deferred income taxes	2,033	2,033
Income taxes receivable	—	4,156
Other	370	1,250

Total current assets	67,492	54,371

Property and equipment, net	60,716	67,827
Other assets	14,516	15,212

Total assets	$142,724	$137,410

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Borrowings under revolving credit facility	$7,996	$27,996
Current maturities of long-term debt	3,035	3,595
Accounts payable	28,014	16,145
Accrued liabilities	13,197	8,066

Total current liabilities	52,242	55,802

Other long-term liabilities	1,662	3,625
Long-term debt, less current maturities	15,400	24,271
Capital lease obligation, less current maturities	13,126	—
Senior subordinated debt	30,513	29,453

Total liabilities	112,943	113,151

Commitments and contingencies

Stockholders’ equity:
Series A preferred stock; 7% cumulative dividend; convertible; $2 per share liquidation preference; no par value; 2,000,000 shares authorized; none issued and outstanding	—	—
Undesignated stock, $.01 par value; 14,490,000 shares authorized; none issued and outstanding	—	—
Stock warrants	6,296	5,887
Common stock; $.01 par value; 30,000,000 shares authorized; issued and outstanding 7,002,950 and 6,886,625 shares, respectively	70	69
Class B common stock, $.01 par value; 3,500,000 shares authorized; none issued and outstanding	—	—
Additional paid-in capital	30,488	29,757
Unearned compensation	(993)	(434)
Notes receivable from officers and employees on common stock purchases	(891)	(1,039)
Accumulated other comprehensive income (loss)	21	(156)
Accumulated deficit	(5,210)	(9,825)

Total stockholders’ equity	29,781	24,259

Total liabilities and stockholders’ equity	$142,724	$137,410